Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170498, 333-192840, 333-212430, and 333-235556) and on Form S-3 (File Nos. 333-211695, 333-223562, 333-227846, 333-249901, and 333-258756) of CorMedix Inc. and subsidiary (the “Company”) of our report dated March 29, 2022, on our audits of the consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021 which appear in this Form 10-K.

/s/ Friedman LLP

March 29, 2022

Marlton, New Jersey